EXHIBIT 99.2

Director Resignation Letter

Chad Sykes

14830 Forest Lodge Dr

Houston, Texas 77070

Phone: (713) 410-7903

Email: ccsykes@sbcglobal.net

August 9, 2017

Board of Directors

Indoor Harvest Corp.

5300 East Freeway, Suite A

Houston, Texas 77020

Dear Board of Directors:

In my role as Chief Innovation Officer, I am pleased to provide my resignation as part of the Company’s refocus and change management efforts. I look forward to continuing to work with the Indoor Harvest team and shareholders as the Chief of Cultivation for Alamo CBD. As part of the Company’s agreed transition, please accept this letter as my formal notice of resignation as a Director and Chief Innovation Officer for Indoor Harvest Corp, effective immediately. I fully support the decision by the Company to pursue a new business focus to become a cannabis producer and gladly cede my position on the Board to Dr. Lang Coleman as part of this business refocus. Further, my resignation was not the result of any disagreement with us on any matter relating to our operations, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ Chad Sykes

Chad Sykes